Exhibit 99.1

eGain President Transitions to Strategic Advisory Role

Tuesday August 26, 5:33 pm ET

Gunjan Sinha Gives Up Day-to-Day Operational Management to Pursue

Venture Investment Interests While Remaining on eGain’s Board of Directors

SUNNYVALE, CA—(MARKET WIRE)—Aug 26, 2003—eGain Communications Corp. (NasdaqSC: EGAND—News), a leading provider of customer service and contact center software to the Global 2000, today announced that Gunjan Sinha, the company’s president, will transition to a strategic advisory role at the end of the current fiscal quarter. The company’s chairman and chief executive officer (CEO), Ashutosh Roy, will take over the day-to-day operational responsibilities of the president’s office and assume the title of chairman, chief executive officer and president. Mr. Sinha will remain actively involved as a member of the company’s board of directors.

“The current leadership team has been instrumental in guiding eGain to three quarters in a row of near breakeven performance in a turbulent economic environment,” said Gunjan Sinha. “With the latest release of our software suite, eGain Service 6, we believe the company is well-positioned for market leadership. This was a good time for me to pursue my investment interests, while remaining as a key advisor to the company.”

“Gunjan and I have worked together for over a decade, founding and growing businesses that have delivered enduring value to customers and shareholders,” said Ashutosh Roy, eGain’s chairman and chief executive officer. “We appreciate Gunjan’s contributions both as a founder of eGain and as its president, and look forward to his continued involvement on the strategy side as part of the board of directors.”

About eGain Communications Corp.

eGain (NasdaqSC: EGAND—News) is a leading provider of customer service and contact center software and services, used by global enterprises for over a decade. 24 of the 50 largest global companies rely on eGain to transform their traditional call centers into profit centers, and extend their competitive advantage through unmatched customer service. eGain Service 6™, the company’s software suite, available licensed or hosted, includes integrated, best-in-class applications for customer email management, live web collaboration, virtual agent customer service, knowledge management, and web self-service. These robust applications are built on the eGain Service Management Platform™ (eGain SMP™), a scalable next-generation framework that includes end-to-end service process management, multi-channel, multi-site contact center management, a flexible integration approach, and certified out-of-the-box integrations with leading call center, content and business systems.

Headquartered in Sunnyvale, California, eGain has an operating presence in 18 countries and serves over 800 enterprise customers worldwide. To find out more about eGain, visit www.eGain.com or call the company’s offices—United States: (888) 603-4246 ext. 9; London: +44 (0) 1753-464646; Tokyo: 81-3-5778-7590.

eGain, the eGain logo, and all other eGain product names and slogans are trademarks or registered trademarks of eGain Communications Corp. in the United States and/or other countries. All other company names and products mentioned in this release may be trademarks or registered trademarks of the respective companies.

Cautionary Note Regarding Forward-looking Statements: All statements in this release that involve eGain’s plans, beliefs, projections, expectations, strategies and intentions are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words and expressions “look forward to,” “will,” “expect,” “plan,” “believe,” “seek,”

“strive for,” “anticipate,” hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements, which are based on information available to eGain at the time of this release, are not guarantees of future results; rather, they are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in this release. These risks include, but are not limited to, the challenging economic environment; the uncertainty of demand for eGain products; the anticipated customer benefits from eGain products; increased competition and technological changes in the markets in which eGain competes; eGain’s ability to manage its expenditures; the performance of eGain’s management in achieving strategic goals and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K filed on September 28, 2002, and the company’s quarterly reports on Form 10-Q as may be amended and in effect from time to time. eGain assumes no obligation to update these forward-looking statements.

Contact:

Contact: eGain Communications

Company: Anand Subramaniam

Title: Media Contact

Voice: 408-212-3506

Email: pr@egain.com